UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 8, 2016

ENZON PHARMACEUTICALS, INC.
(Exact name of registrant as specified in its charter)

Delaware	0-12957	22-2372868
(Sae or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

20 Commerce Drive (Suite 135), Cranford, New Jersey	07016
(Address of principal executive offices)	(Zip Code)

(732) 980-4500
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events.

On November 29, 2016, Enzon Pharmaceuticals, Inc. (the “Company”) became aware that certain entities affiliated with Carl C. Icahn (the “Icahn Parties”) became an “Acquiring Person” under the Company’s Section 382 Rights Agreement dated as of May 1, 2014 (as amended, the “Section 382 Rights Agreement”) as a result of certain Icahn Parties’ becoming the beneficial owner of an additional 694,023 shares of the Company’s common stock on November 28, 2016 (the “Additional Shares”).

On December 8, 2016 (and effective as of 12:01 A.M., New York City time, on such date), the Company entered into a standstill agreement with the Icahn Parties, pursuant to which the Icahn Parties agreed that neither they nor any of their respective affiliates or associates will acquire any additional shares of the Company’s common stock, provided that if the Icahn Parties, together with all affiliates and associates thereof, become the beneficial owner of less than 4.99% of the then outstanding shares of the Company’s common stock, none of the Icahn Parties will be prohibited from acquiring additional shares of the Company’s common stock so long as the Icahn Parties, together with all affiliates and associates thereof, do not at any time become the beneficial owner of 4.99% or more of the then outstanding shares of the Company’s common stock.

On December 8, 2016 (and effective as of 12:01 A.M., New York City time, on such date), the Company entered into an amendment to the Section 382 Rights Agreement, pursuant to which the Section 382 Rights Agreement was amended so that (i) none of the Icahn Parties nor any of their respective affiliates or associates shall be deemed to be an “Acquiring Person” as a result of the Icahn Parties’ becoming the beneficial owner of the Additional Shares, provided that the Icahn Parties shall thereafter be deemed an Acquiring Person if, after November 28, 2016, the Icahn Parties, together with all affiliates and associates thereof, become the beneficial owner of any additional shares of the Company’s common stock and thereby become the beneficial owner of 4.99% or more of the then outstanding shares of the Company’s common stock (except solely as a result of a dividend or distribution paid or made by the Company on outstanding Common Stock or a split or subdivision of outstanding Common Stock), (ii) no Distribution Date shall be deemed to have occurred as a result of the Icahn Parties’ becoming the beneficial owner of the Additional Shares and (iii) no Stock Acquisition Date shall be deemed to have occurred as a result of the Icahn Parties’ becoming the beneficial owner of the Additional Shares.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ENZON PHARMACEUTICALS, INC.
(Registrant)

Date: December 8, 2016	By:	/s/ Andrew Rackear
Name: Andrew Rackear
Title: Chief Executive Officer and Secretary